Exhibit 13.8

EXECUTION VERSION

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of July 19, 2016, is made by and among (i) KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC., a Maryland corporation, registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”); (ii) the several banks and other financial institutions from time to time parties to the Loan Agreement (the “Lenders”); and (iii) SUMITOMO MITSUI BANKING CORPORATION (“SMBC”), as administrative agent for the Lenders thereunder (the “Administrative Agent”) and as Lender.

WITNESSETH:

WHEREAS, Borrower, Lenders and Administrative Agent are parties to that certain Credit Agreement dated as of July 25, 2014 (as amended by that certain Amendment No. 1 and Reaffirmation, dated October 5, 2015, by and among Borrower, Lenders and Administrative Agent, and as further amended, restated, or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned in the Loan Agreement;

WHEREAS, Borrower has requested that certain amendments be made to the Loan Agreement; and

WHEREAS, Lender has agreed to such amendments on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree to amend the Loan Agreement as follows:

1. Amendments to the Loan Agreement.

1.1 Section 1.1 is hereby amended by deleting the definition of “Aggregate Commitment” in its entirety and replacing it as follows:

““Aggregate Commitment”: the total of all Commitments of all Lenders, as may be reduced from time to time in accordance with the terms of this Agreement. Effective as of the Second Amendment Effective Date, the Aggregate Commitment shall be equal to $35,000,000.”

1.2 Section 1.1 is hereby amended by deleting the definition of “Applicable Margin” in its entirety and replacing it as follows:

““Applicable Margin”: at any time, with respect to (i) Eurodollar Loans, 1.50% per annum and (ii) ABR Loans, 0.50% per annum.”

1.3 Section 1.1 is hereby amended by deleting the definition of “Closing Date Net Assets”.

1.4 Section 1.1 is hereby amended by adding the following definition in the appropriate alphabetical order:

““Second Amendment”: means that certain Second Amendment dated as of July 19, 2016 by and between Borrower and SMBC, as Lender and Administrative Agent.”

1.5 Section 1.1 is hereby amended by adding the following definition in the appropriate alphabetical order:

““Second Amendment Effective Date”: means the date of the Second Amendment.”

1.6 Section 1.1 is hereby amended by adding the following definition in the appropriate alphabetical order:

““Second Amendment Effective Date Net Assets”: Net Assets as most recently calculated prior to the Second Amendment Effective Date (but in any event within 10 days of the Second Amendment Effective Date).”

1.7 Section 1.1 is hereby amended by deleting the definition of “Minimum Net Assets” in its entirety and replacing it as follows:

““Minimum Net Assets”: The sum of (x) 50% of Second Amendment Effective Date Net Assets plus (y) 25% of net proceeds from each common stock equity issuance of the Borrower subsequent to the date of calculation of Second Amendment Effective Date Net Assets.”

1.8 Schedule 1 is hereby amended by deleting it in its entirety and replacing it with Schedule I attached hereto.

2. Amendments to Other Loan Documents. All references in the Loan Documents to the Loan Agreement shall henceforth include references to such agreement as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, or increased.

3. Conditions Precedent. This Second Amendment shall be effective upon satisfaction of the following conditions precedent.

3.1 Lender shall have received duly executed counterparts of this Second Amendment.

3.2 No Default or Event of Default shall or would result from the execution of this Second Amendment.

3.3 Each of the representations and warranties made by Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

4. Representations and Warranties.

4.1 The Borrower does hereby represent and warrant that the execution, delivery and performance of this Second Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene its declaration of trust, by-laws, or any other organizational or governing document of Borrower, (ii) contravene any Contractual Obligation of the Borrower, (iii) result in or require the creation or imposition of any material Liens upon any property or assets of such Person, or (iv) violate any material Requirement of Law or writ, judgment, injunction, determination or award.

4.2 Borrower represents and warrants that each of the representations and warranties contained in Section 3 of the Loan Agreement are true and correct in all material respects on and as of the date hereof, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

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5. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Second Amendment shall be governed by, and construed in accordance with, the law of the State of New York, (d) if any part of this Second Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Second Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

6. ENTIRETIES. THE LOAN AGREEMENT AS AMENDED BY THIS SECOND AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE LOAN AGREEMENT AS AMENDED BY THIS SECOND AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7. Parties. This Second Amendment shall be binding upon and inure to the benefit of the Borrower and Lender, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

8. Ratification of Loan Agreement and other Loan Documents. This Second Amendment shall be considered a Loan Document. From and after the date hereof, all references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement after giving effect hereto. Except as herein amended, the Loan Agreement and other applicable Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their respective terms

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EXECUTION VERSION

IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by the parties as of the date and year first written above.

BORROWER:

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

By:

Name:

Title:

[Additional signature pages follow]

Signature Page to Second Amendment

LENDER and ADMINISTRATIVE AGENT:

SUMITOMO MITSUI BANKING CORPORATION

By:

Name:

Title:

Signature Page to Second Amendment

SCHEDULE I

COMMITMENTS, ADDRESSES, ETC.

Name and Address of Lender	Amount of Commitment
SUMITOMO MITSUI BANKING CORPORATION 277 Park Avenue New York, New York 10172 Attn: XXXX Tel: XXXX Fax: XXXX E-mail: XXXX	$35,000,000
TOTAL	$35,000,000

Schedule 1